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                                                                  Exhibit 10.8.2

                               FIRST AMENDMENT TO

                             AGREEMENT FOR PURCHASE
                                AND SALE OF STOCK

                  THIS FIRST AMENDMENT TO AGREEMENT ("First Amendment") made January 23, 1998, between and among NEBRASKA BOOK COMPANY, INC., a Kansas corporation ("NBC") and MARTIN D. LEVINE, an individual residing in Princeton, New Jersey, and MARTIN D. LEVINE, as trustee of the Lauren E. Levine Grantor Trust, and MARTIN D. LEVINE, as trustee of the Jonathan L. Levine Grantor Trust (referred to herein individually as a "Shareholder" and collectively as the "Shareholders") and is made with reference to the Agreement for Purchase and Sale of Stock dated January 9, 1998, by and between NBC and Shareholders (the "Agreement").

                  FOR VALUABLE CONSIDERATION as described in the Agreement, the parties agree as follows:

                  1. AMENDMENT OF SECTION 1. Section 1 of the Agreement is hereby amended in its entirety, and as so amended shall provide as follows:

         Subject to the terms and conditions herein contained, at the Closing (as hereinafter defined) Shareholders shall sell, transfer, assign and deliver to NBC, and NBC shall purchase from Shareholders, all of the issued and outstanding shares of capital stock of the Company, $0 par value, consisting of ninety (90) shares of voting common stock and nine hundred ten (910) shares of nonvoting common stock (collectively the "Stock").
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                  2. AMENDMENT OF SECTION 3.1. Section 3.1 of the Agreement is
hereby amended in its entirety, and as so amended shall provide as follows:

         3.1 Purchase Price. The total consideration to be paid to Shareholders for the Stock shall consist of the sum of Three Million Eight Hundred Ninety- three Thousand Nine Hundred Forty Dollars ($3,893,940) (the "Cash Consideration") subject to adjustment as provided herein.

                  3. AMENDMENT OF SECTION 3.3. Section 3.3 of the Agreement is hereby amended in its entirety, and as so amended shall provide as follows:

         3.3 Deferred Consideration. The "Deferred Consideration" payable to Shareholders shall be subject to reduction as provided in Section 9.3 of this Agreement. If NBC incurs any Damages as described in Section 9.1, NBC shall have the right to set-off any such amounts against the Deferred Consideration as described in Section 9.3 in addition to any other remedies to which it may be entitled. As of the Closing, the Deferred Consideration shall be deposited into an interest bearing trust account with First Bank, N.A., Lincoln, Nebraska, subject to the terms and conditions of the Escrow Agreement attached to the Agreement as Exhibit A.

                  4. AMENDMENT OF SECTION 3.4. Section 3.4 of the Agreement is hereby amended in its entirety, and as so amended shall provide as follows:

         3.4 Net Worth Deficiency. Shareholders shall be liable to NBC on a dollar for dollar basis for the entire amount that the stockholders' equity of the Company as of the Closing Date is less than zero dollars ($0) on the Closing Balance Sheet (such amount less than zero dollars is herein referred to as the "Net Worth Deficiency"), provided that the maximum amount of the Shareholders' liability for a Net Worth Deficiency shall not exceed One Hundred Thousand Dollars ($100,000). For this purpose, "stockholders' equity of the Company" shall be the difference of total assets minus total liabilities of the Company, determined in accordance with generally accepted accounting principles; provided that the amount of the Net Worth Deficiency shall be adjusted by adding back all or some portion of the Tax Liability in Section 3.05 hereof and $106,060 of the distribution to Shareholders in 1998,


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         as set forth on the Disclosure Schedule, which is cross-referenced to
         Section 5.1(l)(iii) hereof, in an aggregate amount up to but not to exceed the amount of the Net Worth Deficiency, and the Net Worth Deficiency after these adjustments shall be the basis for determining the Shareholders' liability to the Company under this Section 3.4.

                  5. AMENDMENT OF SECTION 3.5. Section 3.5 of the Agreement is hereby amended in its entirety, and as so amended shall provide as follows:

         3.5 Distribution for Income Taxes. The parties acknowledge that the Company has elected to be taxed as an "S" Corporation under the Internal Revenue Code of 1986, as amended (the "Code"). Prior to Closing, the Company shall distribute to the Shareholders the sum of $545,596.80 (the "Tax Estimate"), which is an amount estimated by the Shareholders to equal the amount of federal and state income taxes due by the Shareholders based on their estimate of $1,125,000 of taxable income of the Company for 1997, and based on their estimate of $21,000 of taxable loss of the Company for the portion of 1998 prior to Closing, which is a net aggregate amount of $1,104,000 (the "Taxable Income"). The Tax Estimate is based on the pro forma income statement and balance sheet attached to this First Amendment as Exhibit B-1 for 1997 and for 1998. The amount of income tax shall be calculated at a combined federal and state effective rate of 49.42% times the actual taxable income of the Company for such periods and the aggregate amount of such income tax for both 1997 and 1998 is herein referred to as the "Tax Liability." A copy of the 1997 and 1998 income tax returns will be sent to the Shareholders five (5) business days prior to filing by the Company. If the Tax Liability based on this calculation is less than the Tax Estimate, the excess shall be promptly refunded to the Company by the Shareholders; and if the Tax Liability based on this calculation exceeds the Tax Estimate, NBC shall cause the Company to distribute to the Shareholders additional sums equal to the excess tax liability as hereinafter determined which exceeds the Tax Estimate by $100,000 (hereinafter the "$100,000 Tax Obligation"), provided that any increase in Tax Liability triggered by a change in reserves as set forth on the Exhibit B-1 Financial Statements initiated by NBC shall be distributed to the extent it exceeds the Tax Estimate by $1, and provided further that the additional amount distributed shall be based on the aggregate amount of income taxes actually paid by the Shareholders attributable to the taxable income of the Company that exceeds the Tax Estimate plus the $100,000 Tax Obligation based on their actual marginal tax rate (not to exceed 49.42%) times the taxable income of the Company which exceeds the Taxable Income set forth above, and the Shareholders shall verify the excess to the reasonable satisfaction of NBC. The parties shall mutually agree upon an


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         independent accounting firm to prepare the Company's returns. An election shall be made pursuant to Section 1362(e)(3) of the Code to taxes for 1998 to be based on an actual physical closing of the books of the Company as of the Closing Date.

                  6. AMENDMENT OF SECTION 5.1(h)(i). Section 5.1, subparagraph
(h)(i) of the Agreement is hereby amended in its entirety, and as so amended shall provide as follows:

                  (h) Capitalization.

                  (i) Shares. The authorized capital stock of the Company consists of 2,500 shares of common stock, $0 par value, of which ninety
         (90) shares of voting common stock, and no more, and nine hundred and ten (910) shares of nonvoting common stock, and no more, are issued and outstanding and owned of record by the Shareholders. No other shares are issued and outstanding and owned of record by the Shareholders or anyone else.

                  7. AMENDMENT OF SECTION 7.1(g). Section 7.1(g) of the Agreement is hereby amended in its entirety, and as so amended shall provide as follows:

                  (g) Marketing Services. MarketSource Corporation, a Delaware corporation, an affiliate of Shareholders, and NBC shall execute a marketing services agreement whereby MarketSource will provide certain advertising and promotional services, such as a used book buy-back program. The contact period will begin April 1, 1998, and extend through March 31, 2000. MarketSource will be obligated to provide $125,000 of services during each of the 2 years (at standard rates), provided that the Company shall be granted $75,000 credit against the amount due for the first year. Any and all third party and/or production fees will be billed additional subject to NBC's prior approval. The fee for the first year of $50,000 is due at April 1, 1998 and the fee for year two of $125,000 is due on April 1, 1999.

                  8. AMENDMENT OF SECTION 8.1(d). Reference is hereby made to
Section 8.1(d), which is hereby amended to delete subsection (ii) thereof. There will be no accounting services agreement with MarketSource Corporation.



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                  9. AMENDED DISCLOSURE SCHEDULE. Reference is hereby made to
Section 8.1(j) and Section 8.3(e) of the Agreement. The parties hereby approve the amendments to the Disclosure Schedule attached hereto as Exhibit C-1.

                  10. AMENDMENT OF SECTION 9.5. Section 9.5 of the Agreement is hereby amended in its entirety, and as so amended shall provide as follows:

         9.5 Indemnification by NBC. NBC hereby agrees to indemnify and hold Martin D. Levine harmless from, against and in respect of any and all damage, loss, liability or deficiency, including costs and other expenses (including, without limitation, reasonable legal fees) incurred by the Shareholders arising out of or resulting from a default by NBC with respect to the indemnified obligations set forth in the
         Section 9.5, resulting from (i) any misrepresentation or breach of warranty or nonfulfillment of the representations set forth in Section
         5.2 of this Agreement, and (ii) Martin D. Levine's personal guarantee set forth in Section 14.10 of the Agreement for Sale of Assets and Assumption of Liabilities dated October 1, 1995, by and among the Collegiate Stores Cooperative, Inc., a California consumer cooperative (the "Coop"), CSC, Inc., a New Jersey corporation and Martin D. Levine (the "Coop Agreement") of the following: (A) the obligation to provide free memberships to the 14 founding members until February 28, 2001 as provided in Section 2.02(i) of the Coop Agreement; and (B) the unpaid aggregate balance not to exceed $280,000 for consulting payments to the 14 founding members of the Coop; provided that the amount of the indemnification obligation hereunder shall not exceed the amounts represented by Shareholders to be due pursuant to such obligations. NBC's obligation under subsection (i) above shall be reduced by the difference between $100,000 and the amount actually paid by the Shareholder, if any, of the $100,000 Tax Obligation.

                  11. AMENDMENT OF EXHIBITS. Reference is hereby made to Exhibit B and Exhibit D of the Agreement, both of which are amended and restated in their entirety as set forth on Exhibit B-1 and Exhibit D-1 attached to this Amendment and incorporated herein by this reference.

                  12. CROSS-REFERENCES. All references herein to section numbers shall mean the section of the Agreement.


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                  13. RATIFICATION OF TERMS. Except as expressly amended herein, the parties hereby ratify and affirm all the terms and provisions of the Agreement.

                  IN WITNESS WHEREOF, this Agreement had been duly executed by the parties hereto on the day and year first above written.

ATTEST:                                         NEBRASKA BOOK COMPANY, INC.

  /s/ Bruce E. Nevius                           By:     /s/ Mark W. Oppegard
--------------------------------                    ----------------------------
         Secretary                                 Its President

                                                Shareholders:

                                                    /s/ Martin D. Levine
                                                --------------------------------
                                                        Martin D. Levine

                                                    /s/ Martin D. Levine
                                                --------------------------------
                                                Martin D. Levine, Trustee of the
                                                Lauren E. Levine Grantor Trust

                                                    /s/ Martin D. Levine
                                                --------------------------------
                                                Martin D. Levine, Trustee of the
                                                Jonathan L. Levine Grantor Trust


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STATE OF New Jersey   )
                      : ss.:
COUNTY OF Morris      )

                  The foregoing instrument was acknowledged before me this 23rd day of January, 1998, by Mark W. Oppegard, President of NEBRASKA BOOK COMPANY, INC., a Kansas corporation, on behalf of the corporation.

                  (SEAL)

                                                      /s/ Karen W. Delano
                                                --------------------------------
                                                Notary Public

STATE OF New Jersey   )
                      : ss.:
COUNTY OF Morris      )

                  The foregoing instrument was acknowledged before me this 23rd day of January, 1998, by Martin D. Levine.

                  (SEAL)

                                                     /s/ Karen W. Delano
                                                --------------------------------
                                                Notary Public

STATE OF New Jersey   )
                      : ss.:
COUNTY OF Morris      )

                  The foregoing instrument was acknowledged before me this 23rd day of January, 1998, by Martin D. Levine, Trustee of the Lauren E. Levine Grantor Trust.

                  (SEAL)

                                                      /s/ Karen W. Delano
                                                --------------------------------
                                                Notary Public


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STATE OF New Jersey   )
                      : ss.:
COUNTY OF Morris      )

                  The foregoing instrument was acknowledged before me this 23rd day of January, 1998, by Martin D. Levine, Trustee of the Jonathan L. Levine Grantor Trust.

                  (SEAL)

                                                      /s/ Karen W. Delano
                                                --------------------------------
                                                Notary Public


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